PRICEWATERHOUSECOOPERS

                                                    PricewaterhouseCoopers LLP
                                                    1177 Avenue of the Americas
                                                    New York NY 10036
                                                    Telephone  (212) 596-8000
                                                    Facsimile  (212) 596 8910



                      CONSENT OF INDEPENDENT ACCOUNTANTS


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             We consent to the incorporation by reference in the
             Prospectus Supplement of Prudential Securities Secured Financing Corporation relating to ABFS Mortgage Loan Trust 1999-3 of our report dated January 26, 1999 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".

                                 PricewaterhouseCoopers LLP

             September 24, 1999